Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Darling Ingredients Inc.:

We consent to the use of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Darling Ingredients Inc. and subsidiaries (formerly Darling International Inc.) as of December 28, 2013 and December 29, 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 28, 2013, and the effectiveness of internal control over financial reporting as of December 28, 2013, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated February 26, 2014 on the effectiveness of internal control over financial reporting as of December 28, 2013, contains an explanatory paragraph that states during 2013, Darling Ingredients Inc. acquired Terra Renewal Services (TRS) and Rothsay and management excluded from its assessment of the effectiveness of Darling Ingredients Inc.’s internal control over financial reporting as of December 28, 2013, TRS and Rothsay’s internal control over financial reporting associated with total assets of $798.6 million and total revenues of $49.8 million included in the consolidated financial statements of Darling Ingredients Inc. and subsidiaries as of and for the year ended December 28, 2013. Our audit of internal control over financial reporting of Darling Ingredients Inc. also excluded an evaluation of the internal control over financial reporting of TRS and Rothsay.

/s/ KPMG LLP

Dallas, TX

July 14, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Darling Ingredients Inc.:

We consent to the use of our report dated December 2, 2013 with respect to the assets acquired and liabilities assumed of the Rothsay Rendering Business as of December 29, 2012 and December 31, 2011, and the related statements of net revenues and direct costs and operating expenses for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

July 14, 2014